UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NTN Buzztime, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 5, 2015

To the Stockholders of NTN Buzztime, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NTN Buzztime, Inc. will be held at its headquarters located at 2231 Rutherford Road, Suite 200, Carlsbad, CA 92008, at 9:00 a.m. local time, on June 5, 2015 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect six directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan;

3.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.	Any other matters that may properly come before the meeting.

The record date for determining the stockholders entitled to notice of and to vote at the meeting is April 8, 2015. A list of stockholders entitled to vote at the meeting will be available for inspection at the company’s principal executive offices for at least 10 days prior to the meeting and at the meeting.

You are cordially invited to attend the meeting in person. To obtain directions to attend the meeting and vote in person, please contact our Secretary at our principal executive offices referenced in the accompanying proxy statement.

April 24, 2015	BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sandra Gurrola
Sandra Gurrola
Vice President of Finance and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 5, 2015: The Proxy Statement and Annual Report to Stockholders are available at www.buzztimebusiness.com/investor-relations-financial-reports/.

Proxy Statement
Annual Meeting of Stockholders to be held June 5, 2015

GENERAL ANNUAL MEETING INFORMATION

General

The enclosed proxy is being solicited on behalf of the board of directors of NTN Buzztime, Inc. (“NTN Buzztime,” “we,” “us,” “our” or the “Company”) for use at our annual meeting of stockholders to be held at our headquarters located at 2231 Rutherford Road, Suite 200, Carlsbad, CA 92008, at 9:00 a.m. local time, on June 5, 2015 and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth herein.

This proxy statement was first sent or given to stockholders, and was available under the “SEC Filings” section of the “Investor Relations” section of our corporate website at www.buzztimebusiness.com/investor-relations-financial-reports/ on or about April 24, 2015.

Notice of Internet Availability of Proxy Materials

A Notice of Internet Availability of Proxy Materials has been sent to stockholders instead of mailing printed copies of the proxy materials, unless a stockholder previously elected to receive printed copies. The Notice of Internet Availability of Proxy Materials provides instructions on how to access the proxy materials via the Internet and how to request a printed set of the proxy materials at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Proposals You Are Asked to Vote on and the Board’s Voting Recommendations

The matters you will be asked to vote on and the recommendations of our board of directors are:

Proposal		Voting Recommendation
1.	To elect six directors to hold office until our 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified	FOR

2.	To approve the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan	FOR

3.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015	FOR

Except for the proposals described above, our board of directors is not aware of any other matters to be presented to you for a vote at the Annual Meeting. However, if a matter requiring a vote of our stockholders is properly presented for a vote during the Annual Meeting, the recommended vote of our board of directors will be communicated to stockholders present at the Annual Meeting at that time.

Record Date and Voting

Our common stock is the only class of voting stock outstanding. Each share of our common stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of our common stock at the close of business on the record date, April 8, 2015, are entitled to notice of and to vote at the Annual Meeting. There were approximately 92,380,970 shares of our common stock outstanding as of the record date.

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The proxy holders will vote all shares of our common stock represented by a properly completed and executed proxy received in time for the Annual Meeting in accordance with the stockholder’s instructions. If you submit your executed proxy but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted “FOR” each of the director nominees nominated by our board of director and “FOR” Proposals 2 and 3. With respect to any other item of business that may properly come before the Annual Meeting, the proxy holders intend to vote the shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our board of directors. We have not received notice of any other matters that may properly be presented for a vote at the Annual Meeting.

If your shares of our common stock are held in a stock brokerage account or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of such shares, and these proxy solicitation materials are being furnished to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may generally vote your shares in its discretion on proposals designated as “routine” under the rules of the New York Stock Exchange (“NYSE”). However, a broker, bank or other nominee cannot vote shares held in street name on proposals designated as “non-routine” by NYSE rules unless you direct your broker, bank or other nominee as to how to vote your shares. Proposal 1 (to elect as director each of the nominees named in this proxy statement) and Proposal 2 (to vote to approve the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan) are considered non-routine proposals under NYSE rules. Proposal 3 (the proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2015) is considered a routine proposal under NYSE rules. Accordingly, your broker, bank or other nominee may exercise its discretion to vote your shares on Proposal 3 but will not be permitted to vote your shares on Proposals 1 and 2 (commonly referred to as a “broker non-vote”) unless you submit voting instructions to your broker, bank or other nominee.

The inspector of election appointed for the Annual Meeting will tabulate all votes including a separate tabulation of the affirmative (“FOR”) and negative (“AGAINST”) votes, abstentions and broker non-votes.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions will be counted as present for purposes of determining the presence of a quorum. Similarly, persons returning executed proxy cards will be counted as present for purposes of determining the presence of a quorum even if they abstain from voting on any or all proposals. Shares held by brokers, banks or other nominees who vote such shares on any proposal will be counted as present for purposes of determining the presence of a quorum.

How to Vote

Shareholders of Record. If you are a shareholder of record of shares of our common stock, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
•	Via the Internet. You may instruct the proxies how to vote your shares via the internet at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
•	By Telephone. You may instruct the proxies how to vote your shares by dialing 1.800.690.6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2015. Have your proxy card in hand when you call and then follow the instructions.
•	By Mail. You may instruct the proxies how to vote your shares by completing the proxy card and mailing it back in the envelope provided.

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Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares of our common stock held in street name, you may vote:

•	In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.
•	Other Options. You may submit your voting instructions in the manner prescribed by your broker, bank or other nominee by following the instructions provided by your broker, bank or other nominee. The options may include via the internet, by telephone and by mail.

Revocability of Proxies

Shareholders of Record. If you are a shareholder of record, you may revoke your proxy instructions at any time before your shares have been voted by:

•	delivering a written notice of revocation to our Secretary;
•	delivering later-dated proxy instructions (either by returning a later-dated proxy card or delivering your voting instructions again by telephone or the Internet (only your latest telephone or Internet voting instructions submitted before 11:59 p.m. Eastern Time on June 4, 2015 will be counted)); or
•	attending the Annual Meeting and voting in person (please note that attendance at the Annual Meeting, in and of itself, without voting in person at the Annual Meeting will not revoke your proxy instructions).

Any written notice of revocation or later-dated proxy card should be delivered by the close of business on June 4, 2015 to the address below. Alternatively, you may hand deliver a written notice of revocation or later-dated proxy to our Secretary at the Annual Meeting before voting begins.

NTN Buzztime, Inc.
Attention: Secretary
2231 Rutherford Road, Suite 200
Carlsbad, California 92008

Beneficial Owners of Shares Held in Street Name. If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Solicitation

We will bear the cost of soliciting proxies. This proxy statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of our common stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. We do not expect these costs to be significant. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, electronic mail or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

Our bylaws provide that the number of directors constituting the whole board of directors shall be determined by our board of directors from time to time. The number of directors as determined by our board of directors is currently six, and our board of directors currently consists of six members. Our Restated Certificate of Incorporation provides for the annual election of all of our directors. Vacancies on our board of directors (including vacancies created by an increase in the authorized number of directors) may be filled solely by our board of directors. A director appointed by our board of directors to fill a vacancy resulting from the death, resignation, disqualification or removal of a director would hold office for the remainder of the full term of the director whose death, resignation, disqualification or removal created such vacancy, and a director appointed by our board of directors to fill a vacancy resulting from an increase in the authorized number of directors would hold office until the next annual meeting of stockholders and, in each case, until such director’s successor is elected and qualified.

Based upon the recommendation of our nominating and corporate governance/compensation committee, our board of directors has selected the nominees identified in the table below for election as directors at the Annual Meeting. Each such nominee is currently serving on our board of directors and each has indicated a willingness to continue to serve as a director if elected. If any of them should decline or be unable to serve as a director, however, the proxy holders will vote for the election of another person as our board of directors recommends. If elected, nominees will hold office until our 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

Name	Age	Director Since
Jeff Berg	55	2008
Ram Krishnan	39	2014
Mary Beth Lewis	57	2009
Steve Mitgang	53	2010
Tony Uphoff	58	2013
Paul Yanover	48	2012

Jeff Berg has served as our chairman of the board of directors since November 2008 and has served on our board since August 2008.  From June 2012 until September 2014, Mr. Berg also served as our chief executive officer. Mr. Berg is a private investor currently serving as the managing member of the General Partner of Matador Capital Partners, LP, an investment partnership that he founded in 2007.  Since 2001, he has been Chairman of the Board of Directors and the lead investor in Surfline/Wavetrak Inc., a digital media business.  He was also the lead director of Swell Commerce, Inc., a direct marketer of surf apparel and accessories, a company that he co-founded in 1999, until it was sold in December 2009 to Billabong International.  From July 2000 to April 2001, Mr. Berg served as Interim Chief Executive Officer of Swell.  He was also founder and sole stockholder of Airborne Media LLC, a specialty media company that he founded in 2006, which operates web sites and publishes magazines and other niche-market print products, and sold the majority of its assets in 2009.  Between 1995 and 2000, Mr. Berg was Chairman of the Board of Directors of AccentHealth, a provider of segmented, patient education-oriented TV programming to medical waiting rooms.  Mr. Berg has over 20 years of experience as a professional investor.  From 1994 to 2006, he served as the Chief Investment Officer of Matador Capital Management, and prior to that time, he worked for nine years at Raymond James Financial as a securities analyst.  Mr. Berg holds a B.S. in Business Administration from the University of Florida. Mr. Berg was chosen to serve on our Board of Directors because of his experience with out-of-home and digital media, as well as Mr. Berg being a significant shareholder of our Company.

Ram Krishnan was appointed as our chief executive officer and to our board of directors in September 2014. From November 2011 until March 2014, Mr. Krishnan served as senior vice president of Active Network, a cloud-based activity and participant management solutions provider. From May 2008 to November 2011, Mr. Krishnan served as the global vice president and general manager of GE Healthcare. Mr. Krishnan was chosen to serve on our board of directors because of our boards’ belief that our Chief Executive Officer should serve on the board of directors, as well as Mr. Krishnan's substantial business development experience, leadership skills and extensive experience in transitioning businesses through changing market and business conditions.

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Mary Beth Lewis has served on our board of directors since February 2009. Ms. Lewis is currently a Senior Instructor of Marketing in the Leeds School of Business at the University of Colorado at Boulder, a position she’s held since January 2014. From August 2009 to December 2013 and also from August 2006 to May 2007, she served as an accounting instructor in the College of Business at Colorado State University. From August 2007 to January 2009, Ms. Lewis served as Chief Financial Officer of Fresh Produce Sportswear, Inc., a women’s apparel company. From October 2001 to April 2005, Ms. Lewis served as Chief Financial Officer of Noodles & Company, a restaurant chain. From September 1992 to July 2001, she served as Chief Financial Officer of Wild Oats Markets, Inc., a national natural foods grocery store chain. Ms. Lewis currently serves on the board of directors for eBags, Inc., an online retailer of bags and accessories, where she also serves as the chairman of its audit committee. Ms. Lewis holds two undergraduate degrees from West Virginia University: a B.A. in Psychology and a B.S. in Speech Pathology and Audiology. Ms. Lewis also holds an MBA in Accounting and Finance from the University of Pittsburgh. Ms. Lewis was chosen to serve on our board of directors because of her financial and corporate governance expertise and her prior experience as a chief financial officer.

Steve Mitgang has served on our board of directors since August 2010. Since June 2012, Mr. Mitgang has been serving as Chief Executive Officer of SmartDrive Systems, a company that provides driving intelligence solutions that improve safety, reduce collisions and improve fuel efficiency, and he also has served on SmartDrive’s board of directors since June 2012. From February 2011 until December 2013, he served on the board of directors of MapMyFitness, Inc., an online business featuring fitness-oriented social networks and training applications. From 2007 to 2009, Mr. Mitgang was the President and Chief Executive Officer of Veoh Networks, an internet television company. Prior to his tenure at Veoh Networks, Mr. Mitgang worked at Yahoo! from 2003 to 2007. Mr. Mitgang joined Yahoo! after its acquisition of Overture Services, where he was the head of the Performance Marketing group. From 2001 to 2003, Mr. Mitgang was President and Chief Executive Officer of Keylime Software, a web analytics company that was acquired by Overture Services during Mr. Mitgang’s leadership. Mr. Mitgang holds a degree in Architecture from the University of California, Berkeley. Mr. Mitgang was chosen to serve on our board of directors because of his extensive experience in business development, marketing and advertising within the digital media and technology industries.

Tony Uphoff has served on our board of directors since March 2013. Since January 2013, Mr. Uphoff has been serving as Chief Executive Officer of Business.com Media, Inc., a leading online B2B solutions company. From September 2006 until June 2012, Mr. Uphoff served as Chief Executive Officer of UBM TechWeb, a provider of digital media, live event and marketing services. Prior to UBM TechWeb, Mr. Uphoff was the founder and Chief Executive Officer of Beliefnet.com, President of VNU Media's Entertainment Group and Publisher of The Hollywood Reporter and InformationWeek. Mr. Uphoff was chosen to serve on our board of directors because of his extensive business, marketing and media industry experience.

Paul Yanover has served on our board of directors since July 2012. Mr. Yanover currently serves as President of Fandango, LLC, a position he has held since October 2012. From February 2011 to September 2012 he served as President of Lookout Interactive Media, a consulting practice focused on strategy, product development, marketing and monetization for digital media, technology and entertainment companies. From June 2006 to January 2011, Mr. Yanover served as Executive Vice President and Managing Director of Disney Online. From December 2001 to June 2006 he was Senior Vice President in charge of Disney’s Parks and Resorts Online and was a founding executive of the Buena Vista Game Entertainment Studio, a startup within Disney. From July 1999 to December 2001, Mr. Yanover was co-founder and Chief Executive Officer of Ceiva Logic, a consumer electronics company. Since June 2011, Mr. Yanover has served on the board of directors of Clarity Media Group, LLC, a media company. Mr. Yanover holds a double honors Bachelor of Science degree in computer science and economics from the University of Western Ontario, and a Master of Computer Science from the University of Southern California. Mr. Yanover was chosen to serve on our board of directors because of his extensive experience in developing and monetizing digital media, marketing and game environments.

Required Vote

The election of directors is determined by a plurality of the votes cast. Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes will be elected as directors. Withhold votes, abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROPOSAL.

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PROPOSAL 2
APPROVAL OF THE
NTN BUZZTIME, INC. AMENDED 2010 PERFORMANCE INCENTIVE PLAN

Summary

We have long had in effect stock-based incentive plans that have allowed us to grant various type of equity-based awards to our employees (including our executive officers), directors and consultants. Our board of directors believes that these plans help us attract and retain the experienced executives, developers, creative talent and sales personnel required for our business to grow and help motivate participants to achieve long-term objectives that we believe will benefit our stockholders.

With these goals in mind, in April 2015, upon the recommendation of the nominating and corporate governance/compensation committee, our board of directors approved, subject to stockholder approval, an amendment to the NTN Buzztime, Inc. 2010 Performance Incentive Plan (the “2010 Plan”) to increase the authorized shares to be issued thereunder from 6,000,000 to 12,000,000. A copy of the 2010 Plan reflecting the amendment approved by our board of directors, subject to stockholder approval, is attached as Exhibit A to this proxy statement (the “Amended 2010 Plan”).

Our board of directors approved the increase in the authorized shares because our board of directors does not believe that the number of shares that remain available for awards under the 2010 Plan (1,366,410 as of December 31, 2014) through its expiration date of February 3, 2020 is adequate for the 2010 Plan to continue to serve its purposes of attracting and retaining the experienced executives, developers, creative talent and sales personnel required for our business to grow and of motivating participants to achieve long-term objectives that we believe will benefit our stockholders.

If the Amended 2010 Plan is approved at the Annual Meeting it will become effective as of that date. On the other hand, if the Amended 2010 Plan is not approved at the Annual Meeting, the 2010 Plan will remain in effect, and future grants may occur under the 2010 Plan in accordance with its terms.

Stockholder approval of the Amended 2010 Plan is also intended to serve as re-approval of the material terms of the performance goals under the plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The material terms of the performance goals include the eligible class of employees, the business criteria on which performance objectives may be based and the maximum amounts payable for the various types of awards under the plan, as described below. If the Amended 2010 Plan is approved by our stockholders, the effectiveness of the approval of the performance goals is intended to last until our annual meeting of stockholders in 2020 for purposes of Section 162(m) of the Code.

The complete text of the Amended 2010 Plan is attached as Exhibit A to this proxy statement. Stockholders are encouraged to review the Amended 2010 Plan together with the information in this proxy statement in evaluating this proposal. The description of terms of the Amended 2010 Plan contained in this proposal is qualified in its entirety by reference to the copy of the plan attached as Exhibit A. If there is any inconsistency between the description of the terms of the Amended 2010 Plan contained in this proposal and the text of the Amended 2010 Plan or any inaccuracy in this proposal, the actual terms of the Amended 2010 Plan, as set forth in Exhibit A, will govern.

Our board of directors encourages stockholders to consider the following points when considering whether to approve the Amended 2010 Plan:

•	Achieving superior long-term results always has been our primary objective and therefore it is essential that employees think and act like owners. Stock ownership helps enhance the alignment of the long-term economic interests of stockholders and employees. If the Amended 2010 Plan is not approved by stockholders, we will have limited ability to grant equity compensation awards to valued employees in the future.
•	Our employees are our most valuable asset. Our ability to grant equity compensation awards is vital (i) to attract and keep intact a talented management team and (ii) to attract and retain other talented and experienced individuals in a competitive marketplace. If the Amended 2010 Plan is not approved by stockholders, we may be at a competitive disadvantage in each of these areas and may need to resort to providing short term incentive or direct immediate compensation to prevent a loss of management and other employees and to continue to attract high caliber employees for our future needs.
•	A balanced approach to executive compensation, using a mix of salaries, performance-based bonus incentives and long term equity incentives, helps facilitate management decisions that favor longer term stability, profitability and strength over transitory short-term results.

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Key Features of the Amended 2010 Plan

Certain features of the Amended 2010 Plan are summarized as follows:

•	The Amended 2010 Plan will have a maximum total of 12,000,000 common shares reserved for issuance.
•	Various types of equity-based awards may be issued. In addition, cash-based performance awards may be issued under the Amended 2010 Plan.
•	Other than with respect to awards granted to non-employee directors, the Amended 2010 Plan is administered by the nominating and corporate governance/compensation committee of our board of directors. The nominating and corporate governance/compensation committee is comprised solely of members of our board of directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NYSE MKT rules. Our board of directors administers the Amended 2010 Plan with respect to all awards granted to non-employee directors. The nominating and corporate governance/compensation committee and our board of directors are referred to as the “Plan Committee,” as applicable.
•	Employees, directors and consultants are eligible to receive awards under the Amended 2010 Plan. The Plan Committee has the discretion to determine (i) who shall receive any awards and (ii) the terms and conditions of such awards.
•	Stock options and stock appreciation rights may not be granted at per share exercise price below the fair market value of our common stock on the date of grant.
•	Stock options and stock appreciation rights may not be repriced without stockholder approval.
•	The Amended 2010 Plan does not contain an annual “evergreen” provision. The Amended 2010 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.
•	Material amendments to the Amended 2010 Plan require stockholder approval under NYSE MKT rules.
•	The Amended 2010 Plan contains a clawback policy under which we may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant and (iii) effect any other right of recoupment of equity or other compensation provided under the plan or otherwise in accordance with company policies and/or applicable law.

Number of Shares Subject to the Amended 2010 Plan

In determining the number of additional shares to request for the Amended 2010 Plan, our board of directors considered a number of factors, including the following, which are discussed in more detail below: the total number of shares that remain available under the 2010 Plan, our burn rates for the prior three years, expected duration of the Amended 2010 plan, management’s projections regarding future equity compensation needs, the potential overhang represented by the number shares of subject to outstanding equity awards and the number of shares subject to outstanding equity awards.

Since the 2010 Plan was adopted by our board of directors and our stockholders in 2010, we have not awarded any equity awards under any other equity incentive plan other than stock options we granted to Mr. Krishnan pursuant to the terms of his employment agreement entered into when he was appointed as our chief executive officer in August 2014. Under the terms of his employment agreement, we granted Mr. Krishnan two separate options (the “Inducement Options”), one to purchase 3,500,000 shares of our common stock and one to purchase 750,000 shares of our common stock. The Inducement Options were made outside our existing stockholder approved equity plans and were approved by the nominating and corporate governance/compensation committee of our board of directors as an inducement material to Mr. Krishnan entering into employment with us in accordance with NYSE MKT rules. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table” for more information regarding the options granted to Mr. Krishnan.

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Shares Available Under the 2010 Plan. The table below summarizes our estimate of the number of shares available for awards under the Amended 2010 Plan as of the Annual Meeting date assuming it is approved. The information in the table below is based on information available as of April 8, 2015, the record date for the Annual Meeting. To the extent that additional awards are granted under the 2010 Plan after April 8, 2015 and before the Annual Meeting Date and to the extent that awards granted on or before April 8, 2015 are forfeited, expire or are settled on a net-share settlement basis after April 8, 2015, the total shares available for grant under the Amended 2010 Plan as of the Annual Meeting date will be different than as shown in the table below.

Shares available under the 2010 Plan as of December 31, 2014	1,366,410
Shares subject to awards granted under the 2010 Plan after December 31, 2014 through April 8, 2015	(785,000)
Shares subject to awards that were cancelled, forfeited or expired after December 31, 2014 through April 8, 2015 and added back to the 2010 Plan	261,025
Estimated total shares available under the 2010 Plan as of Annual Meeting date	842,435
Additional shares requested for the Amended 2010 Plan	6,000,000
Estimated total shares to be available for grant under the Amended 2010 Plan as of Annual Meeting date	6,842,435

Burn Rate. The annual share usage, or burn rate, under our 2010 Plan for the last three years is set forth in the table below. We define burn rate as the number of shares subject to equity awards granted in a year divided by the weighted average number of shares of common stock outstanding for that fiscal year.

Year	Option Grants (Number of Shares)	Restricted Stock Unit Grants (Number of Shares)	Stock Awards (Number of Shares)	Weighted-Average Number of Shares of Common Stock Outstanding at Year-End	Burn Rate
2014*	2,080,500	--	573,159	87,580,233	3.0%
2013	1,280,000	--	350,000	71,962,489	2.3%
2012	452,000	620,000	--	69,040,020	1.6%
* Does not include the Inducement Options we granted to Mr. Krishnan, which as discussed above, were not granted under the 2010 Plan. If included, the number of Option Grants during 2014 would have been 6,330,500 and the burn rate for 2014 would have been 7.2%

Excluding the Inducement Options, our three-year average burn rate for 2012, 2013 and 2014 is approximately 2.3%. Including the Inducement Options, our three-year average burn rate for the same period is approximately 3.7%.

If we continue granting equity awards consistent with our practices over the past three years as set forth above (and excluding the Inducement Options which was a grant made to induce an individual to serve as our chief executive and not consistent with our past practices), we estimate that the shares available for future awards under the Amended 2010 Plan, if approved, will be sufficient to manage our equity compensation needs through February 2020. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Our actual share usage may be impacted by changes in the rate of growth and nature of our workforce, changes in our stock price and forfeitures of outstanding awards and changes in the size of equity awards granted to employees of other technology companies that we view as competitors for our employees and potential employees, which may change the size of equity awards that we may determine may help retain or attract employees. There can be no assurance that the number of shares available for issuance under the Amended 2010 Plan, if approved, will be sufficient to manage our equity compensation needs through February 2020 and we may need to request an increase in shares available for incentive awards prior to the end of that time period.

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Overhang. As of December 31, 2014, the potential overhang was 7.8%, which we calculated by dividing 13,221,700 by the number of our shares of common stock outstanding on December 31, 2014. The 13,221,700 number is the sum of (a) the number of shares of our common stock issuable upon exercise of outstanding awards granted under equity compensation plans as of December 31, 2014 and (b) 6,000,000, the number of additional shares that would be available under the Amended 2010 Plan if approved at the Annual Meeting.

Shares Subject to Outstanding Equity Awards and Available for Grant. The table below provides information as of December 31, 2014 regarding our equity incentive plans. The only awards outstanding under these plans were stock options. As of December 31, 2014, the fair market value of a share of our common stock (as determined by the closing sale price on the NYSE MKT on that date) was $0.44 per share.

Plan	Number of Shares to be Issued upon Exercise of Outstanding Option Awards	Weighted-Average Exercise Price	Weighted Average Remaining Term (Years)	Number of Shares Remaining Available for Future Issuance
2014 Inducement Plan*	3,500,000	$0.40	9.71	750,000
2010 Plan	3,079,750	$0.49	8.69	1,366,410
2004 Performance Incentive Plan	641,950	$1.07	2.12	--
* This plan is available solely for the grant of options awarded to and to be awarded to Mr. Krishnan pursuant to the terms of his employment agreement.

Principal Differences between the 2010 Plan and the Amended 2010 Plan

The principal differences between the 2010 Plan and the Amended 2010 Plan are as follows:

•	Available shares. The aggregate number of shares reserved for awards issued under the plan increases from 6,000,000 to 12,000,000.
•	Incentive Stock Options (ISOs). The aggregate number of shares that may be issued in connection with ISOs increases from 6,000,000 to 12,000,000.

Description of the Amended 2010 Plan

Purpose of the Amended 2010 Plan. The purpose of the Amended 2010 Plan is to help promote the long-term success of the Company and the creation of stockholder value by:

•	attracting and retaining the services of employees and certain key service providers,
•	motivating such employees, through the award of equity and performance-based compensation grants, to achieve long-term performance goals,
•	providing equity compensation awards that are competitive with similar companies, and
•	further aligning the interests of participants in the Amended 2010 Plan with stockholders through compensation that is based upon the performance of the Company’s common stock which can thereby promote the long-term financial interest of the Company and enhancement of long-term stockholder return.

The Amended 2010 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NSOs), (2) stock appreciation rights, (3) restricted stock, and (4) stock units. In addition, cash-based performance awards can also be granted under the Amended 2010 Plan.

Eligibility to Receive Awards. Employees, directors and consultants of the Company and certain of its affiliated companies are eligible to receive awards under the Amended 2010 Plan. The Plan Committee determines, in its discretion, the persons who will be granted awards under the Amended 2010 Plan. As of April 8, 2015, approximately 378 employees (including 5 executive officers), 4 consultants and 5 non-employee directors would be eligible to participate in the Amended 2010 Plan.

Shares Subject to the Amended 2010 Plan. The maximum number of common shares that can be issued under the Amended 2010 Plan is 12,000,000. The shares underlying forfeited or terminated awards will become available again for issuance under the Amended 2010 Plan and shares that are utilized to pay an award's exercise price or tax withholding obligations will not count against the Amended 2010 Plan's share limit.

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Limits on Awards to Participants. With respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Amended 2010 Plan provides that, for so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to those individuals whose compensation is subject to the deduction limitations of Code Section 162(m) (“Covered Employees”), then the limits specified below are applicable to awards that are intended to qualify as performance-based compensation under Code Section 162(m).

(i)	Share Limit for Equity Awards. No awardee may receive equity awards (defined as any award that is not a cash award) during any fiscal year of the Company in excess of the aggregate amount of 1,000,000 shares, whether such equity awards are in the form of options, SARs, restricted stock grants and/or stock units. The foregoing limit is increased to 1,750,000 shares with respect to equity awards granted to an awardee during the fiscal year of the awardee’s commencement of employment.
(ii)	Dollar Limit for Cash Awards. The maximum aggregate value of cash awards (defined as an award of a bonus opportunity to an awardee that is (i) payable only in cash, (ii) not an option, SAR, restricted stock grant or stock unit, (iii) paid based on achievement of performance goal(s) and (iv) intended to qualify as performance-based compensation under Code Section 162(m)) that may be received by any one awardee with respect to any individual fiscal year of the Company is $1,000,000.

Administration of the Amended 2010 Plan. Other than with respect to awards granted to non-employee directors, the Amended 2010 Plan is administered by the nominating and corporate governance/compensation committee of our board of directors. The nominating and corporate governance/compensation committee is comprised solely of members of our board of directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NYSE MKT rules. Our board of directors administers the Amended 2010 Plan with respect to all awards granted to non-employee directors. The nominating and corporate governance/compensation committee and our board of directors are referred to as the “Plan Committee,” as applicable. Subject to the terms of the Amended 2010 Plan, the Plan Committee has the sole discretion, among other things, to:

•	select the individuals who will receive awards,
•	determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule),
•	correct any defect, supply any omission, or reconcile any inconsistency in the Amended 2010 Plan or any award agreement,
•	accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, and
•	interpret the provisions of the Amended 2010 Plan and outstanding awards.

The Plan Committee may also use the Amended 2010 Plan to issue shares under other plans or subplans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of Company subsidiaries and affiliates. In addition, awards may be subject to any policy that the Company may implement on the recoupment of compensation (referred to as a clawback policy). The members of the board, the Plan Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the Amended 2010 Plan.

Types of Awards

Awards issued under the Amended 2010 Plan will be evidenced by a written agreement executed by and between the Company and the awardee. Such written agreement will recite the specific terms and conditions of the award.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Plan Committee will determine the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a Company common share on the date of grant of the stock option.

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Stock options granted under the Amended 2010 Plan may be either ISOs or NSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations. For example, the exercise price for any ISO granted to any employee owning more than 10% of common stock may not be less than 110% of the fair market value of the common stock on the date of grant and such ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. The Amended 2010 Plan provides that no more than 12,000,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the Amended 2010 Plan generally cannot be exercised until it becomes vested. The Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term life for stock options granted under the Amended 2010 Plan may not exceed ten years from the date of grant.

The exercise price of each stock option granted under the Amended 2010 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or through another method approved by the Plan Committee. The optionee must also make arrangements to pay any taxes that the Company is required to withhold at the time of exercise.

Stock Appreciation Rights. A SAR is the right to receive, upon exercise, an amount equal to the excess of the fair market value of the shares on the date of the SAR's exercise over the fair market value of the shares covered by the exercised portion of the SAR on the date of grant. The Plan Committee determines the terms of stock appreciation rights including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a Company common share on the date of grant), the vesting and the term of the SAR. The maximum term life for grants under the Amended 2010 Plan may not exceed ten years from the date of grant. The Plan Committee may determine that a SAR will only be exercisable if the Company satisfies performance goals established by the Plan Committee. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Plan Committee may determine.

Restricted Stock. Awards of restricted stock are shares of common stock that vest in accordance with the terms and conditions established by the Plan Committee. The Plan Committee also will determine any other terms and conditions of an award of restricted shares. In determining whether an award of restricted shares should be made, and/or the vesting schedule for any such award, the Plan Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Plan Committee may determine that an award of restricted shares will vest only if the Company satisfies performance goals established by the Plan Committee.

Stock Units. Stock units are the right to receive an amount equal to the fair market value of the shares covered by the stock unit at some future date after the grant. The Plan Committee will determine all of the terms and conditions of an award of stock units, including the vesting period. Upon each vesting date of a stock unit, the award holder will be entitled to receive an amount equal to the then fair market value of the shares on the settlement date. The Plan Committee may determine that an award of stock units will vest only if the Company satisfies performance goals established by the Plan Committee. Payment for vested stock units may be in shares of common stock or in cash, or any combination thereof, as the Plan Committee may determine. Settlement of stock units shall generally occur within thirty days of vesting unless the award holder has timely elected to defer such compensation.

Cash Awards. We may also award cash-based performance bonus opportunities under the Amended 2010 Plan. Such cash awards will be (i) payable only in cash, (ii) paid based on achievement of performance goal(s) applying the performance criteria specified below and (iii) intended to qualify as performance-based compensation under Code Section 162(m).

Non-Employee Director Fees. Upon the board's affirmative determination to authorize such a provision (which it has previously made, and which determination will continue to apply under the Amended 2010 Plan), a non-employee director may elect to receive from 50% to all of his or her annual retainer payments in the form of vested stock or stock units granted under the Amended 2010 Plan. The terms and conditions of such an arrangement shall be determined by the board.

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Performance Conditions and Annual Grant Limits. The Amended 2010 Plan specifies performance conditions that the Plan Committee may include in awards that are intended to qualify as performance-based compensation under Code Section 162(m). These performance condition criteria will be limited to one or more of the following target objectives involving the Company or a subsidiary or affiliate:

•	return on equity
•	earnings per share
•	total earnings
•	earnings growth
•	return on capital
•	return on assets
•	economic value added
•	earnings before interest and taxes
•	sales or revenue growth
•	return on investment
•	fair market value or price of the Company's shares (including, but not limited to, growth measures and total stockholder return)
•	net operating profit
•	operating income before or after taxes
•	cash flow (including, but not limited to, operating cash flow and free cash flow)
•	cash flow return on investments (which equals net cash flow divided by total capital)
•	internal rate of return
•	net present value
•	costs or expenses or cost containment or reduction
•	market share
•	customer satisfaction
•	corporate transactions including without limitation mergers, acquisitions, dispositions and/or joint ventures
•	product development
•	capital expenditures
•	earnings before or after interest, taxes, depreciation and/or amortization
•	gross revenue

Limited Transferability of Awards. Awards granted under the Amended 2010 Plan generally are not transferrable other than upon death, or pursuant to a court-approved domestic relations order. However, the Plan Committee may in its discretion permit awards other than ISOs to be transferred. Generally, where transfers are permitted, they will be permitted only by gift to a member of the award holder’s immediate family or to a trust or other entity for the benefit of the member(s) of the award holder and/or his or her immediate family.

Termination of Employment, Death or Disability. The Plan Committee will determine the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement, and the status of the award as vested or unvested.

Adjustments Upon Changes in Capitalization. In the event of a subdivision of the outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence, then the number and class of shares issued under the Amended 2010 Plan and subject to each award, along with any exercise prices, as well as the number and class of shares available for issuance under the Amended 2010 Plan, shall each be equitably and proportionately adjusted by the Plan Committee.

Corporate Transaction. In the event that the Company is a party to a merger or other reorganization, outstanding Amended 2010 Plan awards will be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for (i) the continuation of the outstanding awards if the Company is a surviving corporation, (ii) the assumption of the outstanding awards by the surviving corporation or its parent, (iii) for accelerated vesting or for the cancellation of outstanding awards with or without consideration, in all cases with or without consent of the award holder. The Plan Committee need not adopt the same rules for each award or award holder.

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Change in Control. The Plan Committee will decide the effect of a change in control of the Company on outstanding awards. The Plan Committee may, among other things, provide that awards will fully vest upon a change in control, or upon a change in control followed by an involuntary termination of employment within a certain period of time.

Term of the Amended 2010 Plan. If approved by stockholders, the Amended 2010 Plan will continue in effect until February 3, 2020 or until earlier terminated by the board.

Governing Law. The Amended 2010 Plan shall be governed by the laws of the state of Delaware (which is the state of the Company's incorporation) except for conflict of law provisions.

Amendment and Termination of the Amended 2010 Plan. The board generally may amend or terminate the Amended 2010 Plan at any time and for any reason, except that the board must obtain stockholder approval of material amendments, including any addition of shares, or any repricing or as may be required by NYSE MKT rules.

Certain Federal Income Tax Information

The following discussion summarizes certain federal income tax considerations (as of the date this proxy statement is first delivered to our stockholders) of awards under the Amended 2010 Plan. However, it does not purport to be complete and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country or the consequences for any particular individual. Tax consequences for any particular individual may be different. The Company advises participants to consult with their own tax advisors regarding the tax implications of their awards under the Amended 2010 Plan.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a nonstatutory stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after exercise of the option by the participant, the participant does not realize ordinary income for tax purposes as a result of exercising the incentive stock option. Instead, the sale of the shares will be a capital transaction. In this case, the tax basis of the shares received for capital gain treatment is the option exercise price and any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant has held the shares for more than one year. Utilization of losses is subject to special rules and limitations.

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of common stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

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The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of common stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will generally be equal to the fair market value of the shares on the date they are issued.

Upon disposition of shares of common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the Amended 2010 Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) may limit the deductibility of compensation paid to the Company’s principal executive officer and to each of the next three most highly compensated executive officers other than the Company’s principal financial officer (each a “Covered Employee”). Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is “performance-based compensation” under Section 162(m). Compensation attributable to stock options and SARs under the Amended 2010 Plan may qualify as performance-based compensation if the awards (subject to the limitations set forth above) are made by the nominating and corporate governance/compensation committee (provided such committee is composed of “outside directors” (as defined in Section 162(m)) and the exercise or grant price of the award is no less than the fair market value of our common stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards (subject to the limitations set forth above) may qualify as performance-based compensation if (i) the compensation is approved by the nominating and corporate governance/compensation committee, (ii) the compensation is paid only upon the achievement of an objective performance goal(s) established in writing by the nominating and corporate governance/compensation committee while the outcome is substantially uncertain, and (iii) the nominating and corporate governance/compensation committee certifies in writing prior to the payment of the compensation that the performance goal(s) has been satisfied. In addition to the foregoing, other technical requirements must be satisfied in order for awards granted under the Amended 2010 Plan to qualify as performance-based compensation. The Plan Committee will have discretion to grant one or more awards under the Amended 2010 Plan that do not qualify as performance-based compensation, and to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our board of directors has not adopted a policy that all compensation must be tax deductible. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Past Awards under the 2010 Plan

All awards granted under the Amended 2010 Plan will be granted at the Plan Committee’s discretion and cannot be determined in advance other than the following: (1) as part of their compensation for serving on our board of directors, each non-employee director who is re-elected for an additional term of service is granted an option to purchase 20,000 shares of our common stock on the date of our annual stockholder meeting; and (2) pursuant to the terms of his employment agreement, we will grant an option to purchase 750,000 shares of our common stock to Ram Krishnan, our chief executive officer, on or around January 1, 2016, subject to his continued employment with us through such date. Five of the six individuals nominated for directors at the Annual Meeting are current non-employee directors, and options to purchase an aggregate of 100,000 shares of our common stock will be granted to those five individuals if re-elected at the Annual Meeting. The options to be granted to each non-employee director described above and to Mr. Krishnan will be granted under the 2010 Plan, or if this proposal is approved, under the Amended 2010 Plan.

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The following table sets forth the number of shares subject to stock awards and options granted to the individuals or groups specified in the table under the 2010 Plan during the last fiscal year.

Name and Position	Number of Shares Subject to Stock Awards	Number of Shares Subject to Option Awards	Weighted Average Per Share Exercise Price
Named Executive Officers
Ram Krishnan, Chief Executive Officer (1)	--	--	--
Robert Cooney, Chief Product Officer	--	750,000	$0.67
Jeff Berg, Former Chief Executive Officer (2)	500,000	--	--
Vladimir Khuchua-Edelman, Former Chief Development Officer (3)	--	75,000	$0.61
All current executive officers as a group (5 persons)	--	1,325,000	$0.60
All current directors who are not executive officers as a group (5 persons)	--	80,000	$0.50
All current employees and consultants as a group, excluding current executive officers (21 persons)	73,159	675,000	$0.55

(1) Mr. Krishnan’s employment began on September 15, 2014. Does not include the option to purchase 3,500,000 shares of our common stock granted to Mr. Krishnan on September 15, 2014 with an exercise price of $0.40 per share as an inducement material to Mr. Krishnan entering into employment with us in accordance with NYSE MKT rules and which was not granted under the 2010 Plan.
(2) Mr. Berg resigned as our chief executive officer on September 15, 2014. He continues to serve as chairman of our board of directors.
(3) Mr. Khuchua-Edelman resigned as our chief development officer effective March 16, 2015.

Registration under the Securities Act of 1933

We plan to register the securities issuable under the Amended 2010 Plan pursuant to a registration statement on Form S-8, or an amendment to a registration statement on Form S-8 that relates to the 2010 Plan, as soon as practicable following stockholder approval of the Amended 2010 Plan.

Interest of Certain Persons

Each of our directors and executive officers will be eligible to participate in the Amended 2010 Plan. As a result, approval of the Amended 2010 Plan impacts each of our directors and executive officers and each of them has a personal interest in this proposal and its approval by our stockholders.

Required Vote

Assuming a quorum is present, the proposal to amend the 2010 Plan will be approved by our stockholders if a majority of the votes cast are “FOR” the proposal.  Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NTN BUZZTIME, INC. AMENDED 2010 PERFORMANCE INCENTIVE PLAN.

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has reappointed Squar, Milner, Peterson, Miranda & Williamson, LLP, to continue as our independent registered public accounting firm for the year ending December 31, 2015. Our bylaws do not require that our stockholders ratify the selection of Squar Milner as our independent registered public accounting firm. However, we are submitting the selection of Squar Milner to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain Squar Milner. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Squar Milner are expected to be present at the Annual Meeting, they will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote

Assuming a quorum is present, the appointment of Squar Milner as our registered independent public accounting firm for the fiscal year ending December 31, 2015 will be ratified by our stockholders if a majority of the votes cast are “FOR” the proposal.  Abstentions and broker non-votes (if any) will not have any effect on the outcome of this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed by and under the direction of our board of directors. During 2014, our board of directors held seven meetings. During 2014, each director attended at least 75% of the aggregate of (i) the total number of board meetings held during such member’s service and (ii) the total number of meetings of committees of our board of directors on which he or she served, during the period of such member’s service. The schedule for regular meetings of our board of directors for each year is submitted and approved by the board in advance.

Director Independence

Our board of directors has determined that Mary Beth Lewis, Steve Mitgang, Tony Uphoff and Paul Yanover are each “independent directors” under NYSE MKT rules.

Committees of the Board of Directors

Our board of directors currently has two standing committees: (i) Audit and (ii) Nominating and Corporate Governance/Compensation. Our board of directors reviews the committees’ duties from time to time and may from time to time form new committees, revise a committee’s structure, or disband committees, depending on the circumstances.

Each committee of our board of directors meets as frequently and for such length of time as it deems necessary to carry out its assigned duties and responsibilities. In addition, the chairman of a committee may call a special meeting of that committee at any time if deemed advisable.

Audit Committee

We have a separately designated standing audit committee that operates under a written charter adopted by our board of directors. The audit committee held six meetings during 2014. The role of the audit committee is to oversee our accounting and financial reporting processes and to oversee the audit of our financial statements. The responsibilities of the audit committee include the periodic review of our accounting and financial reporting and internal control policies and procedures, appointing and providing the compensation of the independent registered public accounting firm of certified public accountants to be retained as our independent auditors, reviewing the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure contained in our quarterly and annual reports filed with the Securities and Exchange Commission, or SEC, and reviewing our quarterly and audited annual financial statements.

The audit committee is currently comprised of two non-employee directors: Ms. Lewis (chair) and Mr. Uphoff, each of whom our board of directors has determined is an independent director under the rules of the NYSE MKT and the Securities Exchange Act of 1934. Our board of directors has also determined that Ms. Lewis is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance/Compensation Committee

The nominating and corporate governance/compensation committee administers our benefit and equity incentive plans; determines the amount and form of compensation paid to our chief executive officer; reviews and administers all compensation arrangements for our other executive officers; and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. In addition, this committee identifies individuals qualified to serve on our board of directors; selects, or recommends that our board of directors select, nominees for election to our board of directors; and develops and implements policies and procedures that are intended to ensure that our board of directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and our stockholders. The nominating and corporate governance/compensation committee held ten meetings during 2014.

The nominating and corporate governance/compensation committee is currently comprised of three non-employee directors: Mr. Mitgang (chair), Mr. Uphoff and Mr. Yanover, each of whom our board of directors has determined is an independent director under NYSE MKT rules.

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Committee Charters and Code of Ethics

Our board of directors has adopted charters for the Audit and the nominating and corporate governance/compensation committees, which, among other things, outline the respective duties of the committees. Our board of directors has also adopted a code of conduct and ethics that applies to all of our employees, officers and directors. Our code of conduct and ethics, our corporate governance guidelines and the charter of each active committee of our board of directors is available at www.buzztime.com/business/investor-relations/ under the “Corporate Governance” heading. We intend to disclose any amendment to, or a waiver from, a provision of our code of conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K by posting such information on that website. The information on our website is not incorporated by reference in this proxy statement.

Board Leadership Structure and Role in Risk Oversight

The current leadership structure of our board of directors is such that different individuals serve as the chairman of our board of directors and as our principal executive officer. The nominating and corporate governance/compensation committee believes this leadership structure is prudent at this time and provides appropriate segregation and independence that enhances the effectiveness of our board of directors as a whole. Our board of directors does not require that the roles of chairman and principal executive officer be held by different individuals, but our board of directors believes this leadership structure is the appropriate structure for our company at this time particularly in light of the relatively recent appointment of our chief executive officer and the leadership that our current chairman has demonstrated during his tenure as chairman. Our board of directors may choose its chair in any manner that it deems to be in the best interests of our company. For instance, from July 2012 through September 2014, while our board of directors was searching for a qualified permanent chief executive officer, Mr. Berg, who has served as chairman of our board of directors since November 2008, also served as our chief executive officer.

Our board of directors provides oversight to the management of our risk profile, including internal controls over financial reporting, credit risk, interest rate risk, liquidity risk, operational risk, reputational risk and compliance risk. Our board of directors monitors and manages these risks through committees in conjunction with management, our independent registered public accounting firm, and other independent advisors. Our executive officers are assigned responsibility for the various categories of risk, with our chief executive officer being ultimately responsible to our board of directors for all risk categories. Our executive officers periodically report to and receive input from our board of directors and the audit committee regarding material risks we face and how we plan to respond to and mitigate these risks.

Attendance of Directors at Annual Meeting of Stockholders

We have adopted a policy regarding attendance by members of our board of directors at our annual meeting of stockholders. Board members are strongly encouraged to attend the annual meeting. All of the nominees for election as directors who were then members of our board of directors attended our 2014 annual meeting of stockholders.

Director Nominations

Our nominating and corporate governance/compensation committee considers new candidates for our board of directors suggested by current members of our board of directors, management and stockholders. There are no differences in the manner in which the nominating and corporate governance/compensation committee evaluates director nominees based on whether the nominee is recommended by a stockholder or by current members of our board of directors or management. The nominating and corporate governance/compensation committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies. A director also must be free of any conflicts of interest that would interfere with his or her loyalty to the Company or our stockholders. In evaluating board candidates, the nominating and corporate governance/compensation committee considers the foregoing qualifications as well as several other factors, including the following:

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•	independence from management;
•	depth and breadth of relevant business experience, judgment and savvy;
•	age and gender diversity;
•	existing commitments to other businesses and willingness to devote adequate time to board duties;
•	potential conflicts of interests with other pursuits;
•	personal background, including past involvement in SEC inquiries, legal proceedings, criminal record, or involvement in acts of fraud or dishonesty;
•	executive compensation and/or corporate governance background, to aid the nominating and corporate governance/compensation committee in determining whether a candidate would be suitable for membership on that committee; and
•	interplay of candidate’s experience and skills with those of other board members.

Other than as described above, the nominating and corporate governance/compensation committee has not adopted any specific policy on the issue of considering diversity in identifying nominees for director.

Separately, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our board of directors at our annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to our corporate secretary containing the information required by our bylaws. Our bylaws are available from our corporate secretary upon written request and under the “Corporate Governance” section of the “Investor Relations” section of our corporate website at http://www.buzztimebusiness.com/investor-relations-corporate-governance/. To be timely, such notice must be received at our principal executive offices not earlier than the 120th day, nor later than the 90th day, prior to the first anniversary of the date of the preceding year’s proxy statement, except that if no annual meeting was held in the preceding year or the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered not later than the close of business on the later of the 90th day before the date of such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.

Directors’ Common Stock Ownership Guidelines

To encourage directors to have a direct and material cash investment in shares of our common stock, our board of directors has established stock ownership guidelines for members of our board of directors. The ownership guidelines strongly suggest that each director hold shares of our common stock, purchased for cash, equal to the following:

•	one times the annual cash retainer for service on our board of directors by the second anniversary of the commencement of the director’s board service;
•	two times the annual cash retainer for service on our board of directors by the third anniversary of the commencement of the director’s board service; and
•	four times the annual cash retainer for service on our board of directors by the fifth anniversary of the commencement of the director’s board service.

At any time between the second and fifth anniversary of any director’s service on our board of directors, if such director is not then in compliance with the ownership guidelines set forth above, our board of directors, in its sole discretion, may request such director’s immediate resignation from our board of directors. In such event, such director must immediately deliver his or her written, unqualified resignation with immediate effect to our board of directors.

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EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 24, 2015:

Name	Age	Position Held
Ram Krishnan	39	Chief Executive Officer
Allen Wolff	43	Chief Financial Officer
Robert Cooney	51	Chief Product Officer
Bill Thomas	45	Sr. Vice President of Sales and Marketing
Sandra Gurrola	48	Vice President of Finance

The following biographical information is furnished with respect to our executive officers other than Mr. Krishnan. For biographical information related to Mr. Krishnan, please see “PROPOSAL 1—ELECTION OF DIRECTORS—Nominees for Election” above.

Allen Wolff was appointed as our chief financial officer in December 2014. From July 2013 until December 2014, Mr. Wolff served as the chief financial strategist of PlumDiggity, a privately-held financial and marketing strategy firm that he co-founded. From October 2012 to July 2013, Mr. Wolff served as the chief financial officer of 365 Retail Markets, a privately-held company in the self-checkout point of sale technology industry, where he also served on its board of directors during such period. From July 2011 to April 2013, simultaneous with his role at 365 Retail Markets, Mr. Wolff held the leadership role of “Game Changer” at Crowdrise, an online fundraising platform company.  Mr. Wolff joined Crowdrise after serving as the chief operating officer and chief financial officer from January 2011 to July 2011 of RetailCapital, LLC, a small business specialty finance company. Prior to Retail Capital, Mr. Wolff co-founded PaySimple in January 2006 and held various roles including president, chief financial officer, executive vice president and director, departing in January 2011.  From September 1998 until August 2012, Mr. Wolff was a principal for a casual dining restaurant. Mr. Wolff holds a B.A. from the University of Michigan and an MBA, from the University of Maryland, R.H. Smith School of Business.

Robert Cooney currently serves as our chief product officer and served as our chief operating officer from January 2014 until April 15, 2015. Mr. Cooney served as the senior vice president of NSM Music, Inc., a digital music provider for the bar and restaurant industry, from July 2011 until April 2014, which is when he was employed by us on a full-time basis. From June 2010 to July 2011, Mr. Cooney served as a consultant to NSM. From September 2002 to April 2010, Mr. Cooney was vice president of marketing and business development for Ecast, Inc., a digital media platform for the out-of-home entertainment industry. Prior to joining Ecast, Inc., Mr. Cooney was the founder, chief executive officer and chairman of Laser Storm, Inc., a publicly traded manufacturer of laser tag game equipment for the amusement industry.

Bill Thomas has served as our senior vice president of marketing since May 2014 and as our senior vice president of marketing and sales since October 2014. From August 2012 to May 2014, Mr. Thomas served as director of in-store marketing for home appliances/home electronics at LG Electronics. From July 2010 to August 2012, Mr. Thomas performed various consulting and advisory services in marketing, business development, and strategic planning. From April 2005 to July 2010, Mr. Thomas served in progressive marketing and merchandising leadership roles at Whirlpool Corporation. Mr. Thomas earned his MBA from London Business School and has a B.S. in Finance from University of Illinois.

Sandra Gurrola was appointed as our vice president of finance in September 2014, and from November 2009 through September 2014, Ms. Gurrola served in various leadership accounting roles including director of accounting, director of financial reporting and compliance, and controller. From July 2007 until April 2009, Ms. Gurrola served as senior manager of financial reporting for Metabasis Therapeutics, Inc., a biotechnology company, and served as a consultant to Metabasis from September 2009 to November 2009.  Ms. Gurrola holds a B.A. in English from San Diego State University.

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EXECUTIVE COMPENSATION

Compensation Processes and Procedures

The nominating and corporate governance/compensation committee of our board of directors, or the N&CG/C Committee, is responsible for determining the amount and form of compensation paid to our chief executive officer, reviewing and approving all compensation arrangements for our other executive officers, administering our benefit and equity incentive plans and providing guidance over our organizational structure. Our chief executive officer presents compensation recommendations to the N&CG/C Committee with respect to the executive officers who report to him. The N&CG/C Committee may accept or adjust such recommendations. The N&CG/C Committee is solely responsible for determining our chief executive officer’s compensation while our full board of directors participates in evaluating the performance of our chief executive officer.

When hiring executive officers, we evaluate compensation rates by externally comparing viable candidates and referencing current public salary survey data to determine the appropriate level of salary, performance-based bonus, and/or equity incentives to present a competitive compensation package in order to attract and retain top talent. Typically, we evaluate between three and five different sources of compensation data to provide relevant market benchmark data for a given executive role. Additionally, the N&CG/C Committee is authorized to engage outside advisors and experts to assist and advise the N&CG/C Committee on matters relating to executive compensation. The N&CG/C Committee did not engage any outside advisors or experts to assist or advise the N&CG/C Committee on any matters relating to executive compensation during 2014 or the hiring of any executive officers.

Our Named Executive Officers

Under applicable SEC rules and regulations, all individuals who served as our principal executive officer during 2014 and our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of 2014 are referred to as our “named executive officers.” Our named executive officers for 2014 were:

Name	Title
Jeff Berg (1)	Former Chief Executive Officer
Ram Krishnan (2)	Chief Executive Officer
Robert Cooney (3)	Chief Product Officer
Vladimir Khuchua-Edelman (4)	Former Chief Development Officer

(1) Mr. Berg resigned as our chief executive officer on September 15, 2014. He continues to serve as chairman of our board of directors.

(2) Mr. Krishnan’s employment began on September 15, 2014.

(3) Mr. Cooney served as our chief operating officer from January 2014 until April 15, 2015.

(4) Mr. Khuchua-Edelman resigned as our chief development officer effective March 16, 2015.

Our Named Executive Officers Compensation Overview

During 2014, our named executive officers received an annual base salary (ranging from $99,000 to $325,000), they were granted equity awards, and other than Mr. Berg and Mr. Krishnan, they were eligible for incentive cash bonuses. No such incentive cash bonuses were earned or paid in 2014. All of our named executive officers are eligible for all benefits available to other full-time employees, in accordance with our benefit plan documents.

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Summary Compensation Table

The following table sets forth information concerning compensation during the years ended December 31, 2014 and 2013 awarded to, earned by or paid to our named executive officers.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)		Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Jeff Berg	2014	$70,125	(2)	$–	$200,000	(3)	$–	$–	$13,125	(4)	$283,250
Chief Executive Officer and Chairman of the Board	2013	$99,000	(2)	$–	$–		$–	$–	$–		$99,000

Ram Krishnan	2014	$97,126	(5)	$–	$–		$890,736	$–	$–		$987,862
Chief Executive Officer	2013	$–		$–	$–		$–	$–	$–		$–

Robert Cooney	2014	$184,483	(6)	$–	$–		$318,551	$–	$–		$503,034
Chief Product Officer	2013	$–		$–	$–		$–	$–	$–		$–

Vladimir Khuchua-Edelman	2014	$215,000	(7)	$–	$–		$29,430	$–	$–		$244,430
Chief Development Officer	2013	$215,000		$–	$–		$15,048	$–	$–		$230,048

(1) The amounts reported in these columns represent the aggregate grant date fair value of stock awards and stock options granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 10, Stockholders’ Equity, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 27, 2015.

(2) These amounts represent payments made to Mr. Berg under a consulting agreement for his services as our chief executive officer.

(3) Represents payment of $200,000 in the form of 500,000 shares of our common stock for Mr. Berg’s services as our chief executive officer.

(4) Represents the portion of the annual retainer fees paid to Mr. Berg for his services as a non-employee director from September 15, 2014 through December 31, 2014. Mr. Berg did not receive payments as a director while serving as our chief executive officer.

(5) Mr. Krishnan’s employment began on September 15, 2014.

(6) Mr. Cooney’s part-time employment began on January 23, 2014, and his full-time employment began on April 20, 2014. Mr. Cooney served as our chief operating officer from January 23, 2014 until April 15, 2015.

(7) Mr. Khuchua-Edelman resigned as our chief development officer effective March 16, 2015.

Narrative Disclosure to Summary Compensation Table

Mr. Berg. Mr. Berg served as our chief executive officer from July 2, 2012 until September 15, 2014. In connection with his appointment as our chief executive officer, we entered into a consulting agreement with Mr. Berg pursuant to which we agreed to pay him $8,250 per month for his services as our chief executive officer, which annualized equals $99,000. The annual salary of our immediately preceding former chief executive officer and president was $375,000. In addition, unlike in the past where we awarded new executive officer hires equity awards, Mr. Berg was not granted any equity compensation in connection with his appointment as our chief executive officer. In connection with his resignation as our chief executive officer effective September 15, 2014, to compensate him in part for the substantial disparity between the amount of compensation we paid our former chief executive and the amount we paid Mr. Berg, our N&CG/C Committee decided to pay Mr. Berg $200,000 in the form of 500,000 shares of our common stock.

For so long as he served as our chief executive officer, Mr. Berg agreed to forego any compensation he would otherwise receive in consideration for his services on our board of directors from the date he was appointed as our chief executive officer. For 2014, such compensation would have been $45,000. Mr. Berg’s actual compensation for his services on our board of directors was $13,125 for September 15, 2014 through December 31, 2014.

Mr. Krishnan. In September 2014, we hired Ram Krishnan to serve as our chief executive officer. Under the terms of his employment agreement, Mr. Krishnan is entitled to an annual base salary of $325,000, which will increase to $350,000 beginning January 1, 2016. For the 2015 calendar year, he is eligible to receive an annual incentive bonus of 50% of his annual base salary based on the achievement of performance objectives, $75,000 of which is guaranteed. For the 2016 calendar year, Mr. Krishnan’s target potential annual incentive bonus will increase to up to 75% of his annual base salary, and the guaranteed portion will decrease to $50,000. The N&CG/C Committee will establish the performance objectives for each year and, other than the guaranteed portions for 2015 and 2016, that committee will determine, in its sole discretion, the amount of the incentive bonus payout, if any, based on the achievement of the applicable performance objectives. As of April 24, 2015, the performance objectives for 2015 have not been established.

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Under the terms of his employment agreement, Mr. Krishnan was to be granted two nonstatutory stock options as an inducement material to entering into employment with the company in accordance with Section 711(a) of the NYSE MKT Company Guide (the “Inducement Options”). The first of the two Inducement Options was granted on September 15, 2014, which was an option to purchase 3,500,000 shares of our common stock at an exercise price of $0.40 per share, which was the fair market value of a share of our common stock on the date of grant. Subject to his continued employment with us through the applicable vesting date, this option will vest as to 25% of the total number of shares subject to the option on the first anniversary of the grant date and the remaining 75% will vest in 36 substantially equal monthly installments thereafter. Under the terms of his employment agreement, the second of the two Inducement Options was to be granted on or about January 1, 2015, and was to be an option to purchase 750,000 shares of our common stock, which, subject to Mr. Krishnan meeting performance goals and to his continued employment through the applicable vesting date, was to vest as to 25% of the shares on January 1, 2016 and the remaining 75% was to vest in 36 substantially equal installments thereafter (the “Second Inducement Option”). Due to an oversight, the Second Inducement Option was not granted until April 15, 2015. The exercise price of the Second Inducement Option is $0.41 per share, which was the fair market value of a share of our common stock on the date of grant. The Second Inducement Option will vest as to 25% of the total number of shares subject to the option on January 1, 2016 and the remaining 75% will vest in 36 substantially equal monthly installments thereafter. The foregoing vesting is subject to Mr. Krishnan receiving a satisfactory performance review from the nominating and corporate governance/compensation committee for the period from April 15, 2015 through December 31, 2015 and to his continued employment with us through the applicable vesting date.

Under the terms of his employment agreement, subject to Mr. Krishnan’s continued employment with us, on or about January 1, 2016, Mr. Krishnan will receive another option to purchase 750,000 shares of our common stock at an exercise price per share equal to the closing price on that grant date. Subject to his continued employment with us through the applicable vesting date, this option grant will vest as to 25% of the total number of shares subject to the option on the first anniversary of the grant date and the remaining 75% will vest in 36 substantially equal monthly installments thereafter.

Each of the options described above will expire 10 years from the date of grant. If a change in control occurs and there is no assumption or continuation of the options described above that are then outstanding, and provided that Mr. Krishnan is employed by us through the effective date of the change in control, 50% of the then unvested portion of such options will vest and become exercisable as of immediately before such change in control.

Mr. Krishnan’s employment agreement provides for certain benefits upon termination of employment under specified circumstances. If his employment is terminated by us or by him, we will pay him any accrued and unpaid base salary, reimburse him for expenses incurred and, to the extent not previously paid, we will pay him a pro rata portion of the guaranteed portion of his incentive bonus for 2015 and 2016 based on the number of days that have elapsed in 2015 or 2016, as the case may be, through the date of termination of employment. We refer to the foregoing as the “accrued obligations.” In addition to the accrued obligations, if his employment is terminated without cause or he resigns for good reason on or before December 31, 2015, we will pay him, over a nine-month period, nine months’ salary based of his then current base salary, and, provided that he timely elects continued insurance coverage pursuant to COBRA, we will reimburse him for a period of nine months an amount equal to the difference between the amount of the COBRA premiums actually paid by him each such month and the amount of the most recent premium paid by him immediately prior to the date his employment terminated for health insurance benefits that we offered. In addition to the accrued obligations, if Mr. Krishnan’s employment with us is terminated without cause or he resigns for good reason after December 31, 2015, he will receive the same payments described above except that the period of time will be reduced from nine months to six months. Further, if his employment is terminated without cause or he resigns for good reason, in each case, within six months prior to or within six months following the effective date of a change in control, we will pay him the incentive bonus that has been earned and not previously paid, and 100% of the then unvested portion of the options described above that are then outstanding will vest and become exercisable as of the later of the date of termination of employment and the date immediately prior to the effective date of the change in control. Other than the accrued obligations, the other payments and benefits to which Mr. Krishnan may be entitled that are described above are subject to his delivery to us of an executed release of claims in our favor and the same becoming effective and not revoked.

Mr. Cooney. In January 2014, we hired Robert Cooney to serve as our chief operating officer. Mr. Cooney was initially employed on a part-time basis and transitioned to a full-time basis on April 20, 2014. His annualized base salary was $112,500 until he transitioned to full-time employment, at which time his annualized base salary increased to $225,000.

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In accordance with his offer letter, on January 23, 2014, we granted Mr. Cooney an option to purchase 750,000 shares of our common stock at an exercise price of $0.67 per share, which was the fair market value of a share of our common stock on the date of grant. The option grant vests as to 25% of the total number of shares of common stock subject to the option on the first anniversary of full-time employment, and the remaining 75% of the total number of shares of common stock subject to the option vests in 36 substantially equal monthly installments thereafter.

Mr. Cooney was appointed as our chief product officer effective April 15, 2015. His salary remained unchanged at $225,000. The terms of Mr. Cooney’s original offer letter as our chief operating officer were superseded and replaced by the terms of his chief product officer employment letter. If Mr. Cooney’s employment with us as our chief product officer terminates for cause, he will receive three months’ salary based on his then current base salary.

Mr. Cooney was eligible to receive incentive bonuses for the 2014 calendar year earned as follows:

•	Up to $28,125 if we achieved certain revenue goals as determined and approved by our board of directors.
•	Up to $28,125 if we achieved certain operational cost budgets as determined and approved by our board of directors.
•	Up to $45,000 if we were able to significantly improve consumer engagement as determined by our N&CG/C Committee.
•	Up to $11,250 if we achieved certain cost reduction goals related to the delivery of our product and platform as determined and approved by our N&CG/C Committee.

No such bonuses were earned or paid during 2014.

Mr. Khuchua-Edelman. Mr. Khuchua-Edelman’s base salary for 2014 was $215,000. On May 5, 2014, we granted Mr. Khuchua-Edelman an option to purchase 75,000 shares of our common stock at an exercise price of $0.61 per share, which was the fair market value of a share of our common stock on the date of grant. This option grant vests as to 25% of the total number of shares of common stock subject to the option on the first anniversary of the grant date, and the remaining 75% of the total number of shares of common stock subject to the option vests in 36 substantially equal monthly installments thereafter.

Mr. Khuchua-Edelman was eligible to receive incentive bonuses for the 2014 calendar year earned as follows:

•	A percentage determined by our N&CG/C Committee of nonrecurring revenue generated by certain key accounts and partners of ours, in each case, as determined by our N&CG/C Committee, but in no event would the bonus exceed $125,000.
•	A bonus of $15,000 if we achieved certain cost reduction goals as determined by our N&CG/C Committee.
•	A percentage determined by our N&CG/C Committee of the net proceeds we raised, if any, from a strategic partner in a financing in which Mr. Khuchua-Edelman played a significant role, as determined by our N&CG/C Committee, in excess of a minimum net proceeds amount determined by our N&CG/C Committee.

No such bonuses were earned or paid during 2014.

Mr. Khuchua-Edelman resigned effective March 16, 2015.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2014:

			Option Awards						Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Jeff Berg (1)			–		–		–		–	–

Ram Krishnan	09/15/14	(2)	–		3,500,000		$0.40	09/14/24	–	–

Robert Cooney	01/23/14	(3)	–		750,000		$0.67	01/22/24	–	–

Vladimir Khuchua-Edelman	05/05/14	(2)	–		75,000		$0.61	05/04/24	–	–
	04/08/13	(2)	41,667	(4)	58,333	(4)	$0.24	04/07/23	–	–
	02/07/11	(2)	167,708	(4)	7,292	(4)	$0.40	02/06/21	–	–

________________________________________

(1) Mr. Berg waived all stock option grants to which he would otherwise be eligible to receive in his capacity as a non-employee director. He was not granted any options or stock awards for compensation in his capacity as chief executive officer other than the grant of 500,000 shares of our common stock upon his resignation as our chief executive officer.

(2) The option vests and becomes exercisable at the rate of 25% of the shares underlying the option on the first anniversary of the option grant date, and the remaining shares underlying the option vest in 36 substantially equal monthly installments thereafter.

(3) The option vests and becomes exercisable at the rate of 25% of the shares underlying the option on the first anniversary of full-time employment, and the remaining shares underlying the option vest in 36 substantially equal monthly installments thereafter.

(4) At the time of Mr. Khuchua-Edelman’s resignation effective March 16, 2015, 222,917 of the shares underlying the options were vested and exercisable in aggregate. Pursuant to his stock option agreement, Mr. Khuchua-Edelman has 90 days, or until June 14, 2015, to exercise the vested portion of the options, at which time, any unexercised portion will be forfeited. The portion of his options that were not vested at the time of his resignation were forfeited immediately.

We account for stock-based payments including equity awards under our equity incentive plans in accordance with the requirements of FASB ASC No. 718, Compensation – Stock Compensation.

Director Compensation

We compensate our non-employee directors for their service in such capacity with annual retainer cash payments and equity compensation as described below. Directors who are also our employees do not receive any additional compensation for their services as directors. From time to time, a non-employee director provides us with consulting services, and we may compensate such director for such services. Our director compensation program is subject to review and renewal annually by our board of directors on or around the date of our annual meeting of stockholders.

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Annual Retainer and Meeting Fees

Our non-employee directors are entitled to receive an annual cash retainer in the amount of $25,000 for their services as directors. The chairman of our board of directors, assuming she or he is a non-employee director, is entitled to receive an additional annual cash retainer of $20,000 for services in such capacity. Due to Mr. Berg’s appointment as our chief executive officer from July 2012 until September 2014, his annual cash retainer payments (both for his service as a director and as chairman of our board of directors) were discontinued during such appointment. We do not pay our non-employee directors fees for meeting attendance.

We pay our non-employee directors an additional annual retainer for their service on board committees as set forth in the table below.

	Chairperson	Member
Audit Committee	$10,000	$5,000
Nominating and Corporate Governance/Compensation Committee	$10,000	$5,000

Equity Compensation

As described below, we grant stock option awards to our non-employee directors upon the commencement of their service as a director and upon their re-election to our board of directors. The stock option awards are granted under our 2010 Performance Incentive Plan.

In connection with the commencement of a new non-employee director’s term of service, we grant to such new director a stock option to purchase 30,000 shares of our common stock. The exercise price of each of these new director stock option awards is equal to the closing market price of our common stock on the date of grant. Of the 30,000 shares subject to these awards, 15,000 are fully vested and exercisable on the date of grant and the remaining 15,000 vest and become exercisable, subject to the director’s continued service, in 12 equal monthly installments beginning in the month immediately following the date of grant.

Each non-employee director who is re-elected for an additional term of service is granted an additional stock option to purchase 20,000 shares of our common stock on the date of our annual stockholder meeting. The exercise price of each of these annual stock option awards is equal to the closing market price of our common stock on the date of the annual meeting of stockholders on which it is granted and the shares subject to these awards vest and become exercisable, subject to the director’s continued service, in 12 equal monthly installments thereafter.

Stock option awards granted to non-employee directors as compensation for service on our board of directors expire on the earlier of 10 years from the date of grant or 90 days from the date the director ceases to serve on our board of directors. In the event of a change in control, as defined in the 2010 Performance Incentive Plan, the N&CG/C Committee may in its discretion determine that these stock option awards vest and become fully exercisable as of immediately before such change in control.

Compensation of Directors

The following table shows compensation information for all individuals who served as non-employee directors during the year ended December 31, 2014. Please see “—Summary Compensation Table” above for information regarding compensation awarded to, earned by or paid to Mr. Berg.

2014 Director Compensation
Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Mary Beth Lewis	$35,000	$6,433	$–	$41,433
Steve Mitgang	$35,000	$6,433	$–	$41,433
Tony Uphoff	$35,000	$6,433	$–	$41,433
Paul Yanover	$30,000	$6,433	$–	$36,433

_________________________________

(1) The amounts reported in this column represent the aggregate grant date fair value of stock options granted during 2014. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 10, Stockholders’ Equity, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 27, 2015. As of December 31, 2014, our non-employee directors had options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Mary Beth Lewis	100,000
Steve Mitgang	110,000
Tony Uphoff	70,000
Paul Yanover	70,000

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage ownership of common stock as of March 31, 2015 by:

•	all persons known to us to own beneficially more than 5% of the outstanding shares of our common stock based on reports filed by each such person with the SEC;
•	each of our directors and nominees for director;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

Except as otherwise indicated in the footnotes to the table below: (i) each of the persons named has sole voting and investment power with respect to the shares of common stock shown, subject to applicable community property and similar laws; and (ii) the address for each person is c/o NTN Buzztime, Inc., 2231 Rutherford Road, Suite 200, Carlsbad, California 92008.

Name	Number of Shares Beneficially Owned (1)	Percent of Common Stock (1)
Directors and Named Executive Officers:
Jeff Berg (2)	21,123,982	22.9%
Vladimir Khuchua-Edelman (3)	460,899	*
Robert Cooney (4)	203,125	*
Paul Yanover (5)	168,333	*
Mary Beth Lewis (6)	138,333	*
Steve Mitgang (7)	108,333	*
Tony Uphoff (8)	77,933	*
Ram Krishnan	–	*
All of our executive officers and directors as a group (10 persons) (9)	21,910,433	23.6%

5% Shareholders:
Matador Capital Partners, L.P. (2)	20,593,982	22.3%
AWM Investment Company, Inc. (10)	7,823,652	8.5%

________________________________________

*	Less than 1%
(1)	Included as outstanding for purposes of this calculation are 92,380,970 shares of common stock outstanding as of March 31, 2015 plus, in the case of each particular holder, the shares of common stock subject to options, warrants, or other instruments exercisable for or convertible into shares of common stock within 60 days after March 31, 2015 held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.
(2)	Based upon a Schedule 13D/A filed with the SEC on April 21, 2014 and Mr. Berg’s Form 4 filings, the following person and entities beneficially owned the number of shares set forth below:

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Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
BFK Investments LLC ("BFK")	20,593,982	–	20,593,982	–	20,593,982
Jeffrey A. Berg	21,123,982	530,000	20,593,982	530,000	20,593,982
Matador Capital Partners, L.P. ("Matador")	20,593,982	–	20,593,982	–	20,593,982

Mr. Berg is the Managing Member of BFK. BFK is the general partner of Matador. Each of BFK and Mr. Berg disclaims beneficial ownership in shares of common stock beneficially owned by the other party or by Matador except to the extent of its or his pecuniary interest therein. The address for each of BFK, Mr. Berg and Matador is P.O. Box 55399, St. Petersburg, Florida 33732.

(3)	Includes 222,917 shares subject to options held by Mr. Khuchua-Edelman that are currently exercisable or exercisable within 60 days of March 31, 2015.
(4)	Includes 203,125 shares subject to options held by Mr. Cooney that are currently exercisable or exercisable within 60 days of March 31, 2015.
(5)	Includes 68,333 shares subject to options held by Mr. Yanover that are currently exercisable or exercisable within 60 days of March 31, 2015.
(6)	Includes 98,333 shares subject to options held by Ms. Lewis that are currently exercisable or exercisable within 60 days of March 31, 2015.
(7)	Comprised of 108,333 shares subject to options held by Mr. Mitgang that are currently exercisable or exercisable within 60 days of March 31, 2015.
(8)	Includes 68,333 shares subject to options held by Mr. Uphoff that are currently exercisable or exercisable within 60 days of March 31, 2015.
(9)	The group includes three of our executive officers who are not named executive officers (Mr. Wolff, Mr. Thomas and Ms. Gurrola). The group does not include Mr. Khuchua-Edelman (a named executive officer, but who is not an executive officer as of March 31, 2015). Includes 621,667 shares subject to options held by our directors and executive officers that are currently exercisable or exercisable within 60 days of March 31, 2015.
(10)	Based upon a Schedule 13G filed with the SEC on February 10, 2015. The address for AWM Investment Company, Inc. is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

28

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2014 regarding our compensation plans authorizing us to issue equity securities and the number of securities.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders	3,722,000	(1)	$0.59	3,235,000
Equity compensation plans not approved by security holders	6,500,000	(2)	$0.68	750,000
	10,222,000			3,985,000

________________________________________

(1)	Includes 642,000 shares issuable upon exercise of options granted pursuant to the NTN Buzztime, Inc. 2004 Performance Incentive Plan and 3,080,000 of shares issuable upon exercise of options granted pursuant to the NTN Buzztime, Inc. 2010 Performance Incentive Plan.
(2)	Includes 3,000,000 shares issuable pursuant to warrants that we granted in connection with the acquisition of assets from i-am TV during 2009 and 3,500,000 shares issuable upon exercise of options granted pursuant to the NTN Buzztime, Inc. 2014 Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2013, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years (which was $188,625) and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest except as follows:

In August 2012, December 2013 and January 2014, we entered into consulting agreements with Interactive Hospitality and Barry Chandler to perform certain marketing services for us. Mr. Chandler owns Interactive Hospitality and he served as our chief marketing officer from January 2, 2013 to January 29, 2014. We paid $78,359, $54,213 and $42,750 pursuant to those agreements during 2012, 2013 and 2014, respectively.

Company Policy Regarding Related Party Transactions

Pursuant to its charter, our audit committee has the responsibility to review, approve and oversee any transaction between the Company and a related person (as defined in Item 404 of Regulation S-K) and to develop policies and procedures for the committee’s approval of such transactions.

Indemnity Agreements

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of Section 16(a) reports furnished to us from such persons for their 2014 transactions and on the written representations that no Forms 5 were required, all reports required by Section 16(a) to be filed during 2014 were filed on a timely basis except for one report covering one transaction, which was filed late by Mr. Uphoff.

AUDIT COMMITTEE REPORT

The audit committee operates pursuant to a written charter adopted by our board of directors and reviewed by the audit committee annually. As set forth in its charter, the purpose of the audit committee is to oversee our accounting and financial reporting processes and oversee the audits of our financial statements. The responsibilities of the audit committee include appointing, providing for the compensation of, retaining, evaluating and overseeing the work of our independent registered public accounting firm. Each of the members of the audit committee is an independent director under the NYSE MKT and SEC audit committee structure and membership requirements.

Our management is primarily responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the audit committee:

•     reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2014 with our management and Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, our independent registered public accounting firm;

•     discussed with Squar Milner the matters that are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

•     received and reviewed the written disclosures and the letter from Squar Milner required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with Squar Milner its independence from our company;

•     based on the above reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC; and

•     instructed Squar Milner that the audit committee expects to be advised if there are any subjects that require special attention.

Audit Committee of the Board

Mary Beth Lewis (Chairperson)

Tony Uphoff

Notwithstanding anything to the contrary set forth in any our filings and other documents that might incorporate by reference this proxy statement, in whole or in part, the foregoing report of the audit committee shall not be incorporated by reference into any such filings or documents.

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PRINCIPAL ACCOUNTING FIRM FEES

The following table presents fees for professional audit services rendered by Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, for the audit of our annual financial statements for the years ended December 31, 2014 and 2013 and for fees billed during the years ended December 31, 2014 and 2013 for other services.

	2014	2014
Audit Fees	$145,000	$94,000
Audit-Related Fees (1)	4,000	2,500
Tax Fees	–	–
All Other Fees	–	–
	$149,000	$96,500

(1) Audit-related fees for the years ended December 31, 2014 and 2013 include professional services related to our registration statements on Form S-3.

With respect to the year ended December 31, 2013, Mayer Hoffman McCann, P.C., or Mayer Hoffman, served as our independent registered public accounting firm through December 3, 2013. See “—Change in Auditor,” below. The following table presents fees for professional audit services rendered by Mayer Hoffman for the three quarterly reviews for 2013 and fees billed for 2013 for other services rendered by Mayer Hoffman.

2013
Audit Fees	$60,000
Audit-Related Fees (1)	19,000
Tax Fees
All Other Fees
$79,000

(1) Audit-related fees include professional services related to reviewing our registration statements on Form S-3, services related to our employee benefit plan, and services related to change in auditors.

Change in Auditor

On December 3, 2013, we notified Mayer Hoffman that it had been dismissed as our principal independent registered public accounting firm to audit our financial statements. The decision to change our independent registered public accounting firm was approved by the Audit Committee. Mayer Hoffman performed audits of our consolidated financial statements for the years ended December 31, 2012 and 2011. Mayer Hoffman’s reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two years ended December 31, 2012, and from December 31, 2012 through December 3, 2013, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended) between us and Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K. We furnished Mayer Hoffman with a copy of the Current Report on Form 8-K reporting the foregoing prior to it being filed with the SEC, which we filed on December 9, 2013, and we requested that Mayer Hoffman furnish a letter addressed to the SEC stating whether or not it agreed with our statements in the report insofar as they relate to Mayer Hoffman’s audit services and engagement as our independent registered public accounting firm. Mayer Hoffman furnished that letter, a copy of which was attached as an exhibit to the report.

On December 5, 2013, we notified Squar Milner that it had been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. During the two years ended December 31, 2012 and from December 31, 2012 through the engagement of Squar Milner as our independent registered public accounting firm, neither we nor anyone on our behalf consulted Squar Milner regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Squar Milner concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

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Audit Committee Pre-Approval Policies and Procedures

The audit committee has adopted a policy whereby all engagements of our independent auditor must be pre-approved by the audit committee. The audit committee has delegated to its chairman the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the chairman approves any such engagements, the chairman reports that approval to the full committee at the next committee meeting.

All services must be pre-approved by the audit committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•	the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;
•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•	such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit.

During fiscal years 2014 and 2013, there were no such services that were performed pursuant to the “de minimis exception.”

COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate directly with our board of directors or an individual director in writing by sending a letter to our board of directors or an individual director c/o our corporate secretary at: NTN Buzztime, Inc. Board of Directors, 2231 Rutherford Road, Suite 200, Carlsbad, California 92008. Our corporate secretary will promptly forward the communication to the chairman of our board of directors or the director identified in the communication without any editing or screening.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholder proposals to be included in our proxy statement relating to our 2016 annual meeting of stockholders must be received at our principal executive offices by December 26, 2015, which is 120 days before the first anniversary of the date this proxy statement was released to stockholders. In addition, to be included in our proxy statement for our 2016 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and the requirements of our bylaws.

Our bylaws provide that in order for a matter of business to be brought before our 2016 annual meeting of stockholders by a stockholder without including the matter in our proxy statement relating to such meeting, a stockholder’s notice thereof must be delivered to or mailed and received at our principal executive offices no earlier than December 26, 2015 and not later than January 25, 2016, which dates are 90 days and 120 days, respectively, in advance of the anniversary of the date of this proxy statement. Our bylaws also provide the information that must be set forth in such stockholder notice. Our bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year’s annual meeting, this advance notice must be received no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Stockholders are advised to review applicable SEC rules and our bylaws, which contain additional requirements with respect to submitting stockholder proposals. Our bylaws are available from our corporate secretary upon written request and under the “Corporate Governance” section of the “Investor Relations” section of our corporate website at http://www.buzztimebusiness.com/investor-relations-corporate-governance/.

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ELIMINATING DUPLICATIVE PROXY MATERIALS

The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements of certain documents with respect to two or more stockholders sharing the same address by delivering a single copy of such document addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Under the householding procedure, we send only one Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate copy of such documents. A separate proxy card is included in the materials for each stockholder of record. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report from the other stockholder(s) sharing your address, please (i) notify your broker, bank or other nominee, (ii) direct your written request to NTN Buzztime, Inc., 2231 Rutherford Road, Suite 200, Carlsbad, California 92008, Attention: Secretary or (iii) contact us by phone at (760) 438-7400. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of these documents was delivered. Similarly, if stockholders sharing the same address are receiving multiple copies of Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, and such stockholders would like a single copy to be delivered to them in the future, such stockholders may make such a request by contacting us by the means described above. If you wish to update your participation in householding and your shares are held of record by a broker, bank or other nominee, you may contact your broker, bank, or other nominee or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

ANNUAL REPORT ON FORM 10-K

At your request, we will furnish, without charge, a complete copy of our Annual Report on Form 10-K (other than exhibits) for our fiscal year ended December 31, 2014. We will furnish any exhibit to our Annual Report on Form 10-K upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for our Annual Report on Form 10-K should be directed to Ms. Sandra Gurrola, Secretary, at our corporate offices located at 2231 Rutherford Road, Suite 200, Carlsbad, California 92008.

OTHER MATTERS

As of the time of preparation of this proxy statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

Carlsbad, California

Dated: April 24, 2015

33

Exhibit A

NTN BUZZTIME, INC.

Explanatory Note: On April 16, 2015, the Board of Directors of NTN Buzztime, Inc. (the “Company”), approved amendments to Section 5(a) of the NTN Buzztime, Inc. 2010 Performance Incentive Plan (the “Plan”) that, if they become effective, will (i) increase the maximum aggregate number of Shares (as defined in the Plan) reserved for Equity Awards (as defined in the Plan) under the Plan, subject to adjustment as provided in Section 5(b) and 11, from 6,000,000 to 12,000,000, and (ii) increase the maximum aggregate number of Shares that may be issued in connection with ISOs (as defined in the Plan) under the Plan from 6,000,000 to 12,000,000. The foregoing amendments, which are conditioned upon and subject to obtaining Company stockholder approval at the Company’s 2015 annual meeting of stockholders, will become effective on the date of such meeting if such stockholder approval is obtained.

This document reflects the changes to the Plan that would become effective if Proposal 2 is approved by the Company’s stockholders, as a result of which, the Plan would be called the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan.

AMENDED 2010 PERFORMANCE INCENTIVE PLAN

NTN BUZZTIME, INC.
AMENDED 2010 PERFORMANCE INCENTIVE PLAN

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopted the NTN Buzztime, Inc. 2010 Performance Incentive Plan on the Adoption Date. The Plan is effective on the Adoption Date conditioned upon and subject to obtaining Company stockholder approval as provided in Section 15.

The purpose of the Plan is to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Awardees, by means of appropriate equity and performance based incentives, to achieve long-term performance goals; (iii) provide equity and performance based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other stockholders and thereby promote the financial interests of the Company and its Affiliates and enhancement of stockholder return.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units and/or Cash Awards.

This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award agreement.

SECTION 2. DEFINITIONS.

(a) “Adoption Date” means February 4, 2010.

(b) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(c) “Award” means any award to an Awardee of an Option, SAR, Restricted Stock Grant, Stock Unit or Cash Award under the Plan.

(d) “Awardee” means an Employee, Consultant, Director, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Cash Award” means an award of a bonus opportunity to an Awardee that is (i) payable only in cash, (ii) not an Option, SAR, Restricted Stock Grant or Stock Unit, (iii) paid based on achievement of Performance Goal(s) and (iv) intended to qualify as performance-based compensation under Code Section 162(m).

(g) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations (up to the maximum amount permitted by applicable law) relating to the Option.

A-1

(h) “Cause” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Cause), (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant's negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company's or a Subsidiary’s or an Affiliate's business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a "Cause" event has occurred will be determined by the Committee in its sole discretion and the Committee’s determination shall be conclusive, final and binding.

(i) “Change in Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Change in Control), means the occurrence of any one or more of the following:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding Shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections 2(h)(iii)(1), (2) and (3) below;

(ii) Individuals who, as of the Adoption Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets directly or through one or more subsidiaries (a "New Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a New Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or New Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a New Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

A-2

(iv) Consummation of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under Section 2(h)(iii) above.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(k) “Committee” means a committee described in Section 3.

(l) “Common Stock” means the Company’s common stock, $0.005 par value per share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(m) “Company” means NTN Buzztime, Inc., a Delaware corporation.

(n) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(o) “Covered Employees” means those individuals whose compensation is subject to the deduction limitations of Code Section 162(m).

(p) “Director” means a member of the Board who is also an Employee.

(q) “Disability” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Disability), that the Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Disability of an Awardee shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

A-3

(r) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(s) “Equity Award” means any Award other than a Cash Award.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(v) “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i) If the Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date of determination, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(w) “Fiscal Year” means the Company’s fiscal year.

(x) “Grant” means any grant of an Award under the Plan.

(y) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(z) “Non-Employee Director” means a member of the Board who is not an Employee.

(aa) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(bb) "Officer" means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

A-4

(cc) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.

(dd) “Optionee” means an individual, estate or other entity that holds an Option.

(ee) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(ff) “Participant” means an individual or estate or other entity that holds an Award.

(gg) “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to a Performance Period including without limitation one or more of the following: (i) return on equity, (ii) earnings per share, (iii) total earnings, (iv) earnings growth, (v) return on capital, (vi) return on assets, (vii) economic value added, (viii) earnings before interest and taxes, (ix) sales or revenue growth, (x) return on investment, (xi) fair market value or price of the Company's shares (including, but not limited to, growth measures and total stockholder return), (xii) net operating profit, (xiii) operating income before or after taxes; (xiv) cash flow (including, but not limited to, operating cash flow and free cash flow), (xv) cash flow return on investments (which equals net cash flow divided by total capital), (xvi) internal rate of return, (xvii) net present value, (xviii) costs or expenses or cost containment or reduction, (xix) market share, (xx) customer satisfaction, (xxi) corporate transactions including without limitation mergers, acquisitions, dispositions and/or joint ventures, (xxii) product development, (xxiii) capital expenditures, (xxiv) earnings before or after interest, taxes, depreciation and/or amortization, and/or (xxv) gross revenue; each with respect to the Company and/or one or more Affiliates or operating units as determined by the Committee in its sole discretion. Awards issued to persons who are not Covered Employees may take into account other (or no) factors.

(hh) “Performance Period” means any period of time determined by the Committee in its sole discretion provided that such period cannot be less than three (3) months or more than ten (10) years in duration. The Committee may establish different Performance Periods for different Participants and the Committee may establish concurrent or overlapping Performance Periods.

(ii) “Plan” means this NTN Buzztime, Inc. 2010 Performance Incentive Plan as it may be amended from time to time.

(jj) “Prior Equity Plans” means the Company’s 2004 Performance Incentive Plan and predecessor plans.

(kk) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor definition(s))..

(ll) “Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 9.

(mm) “Restricted Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Stock Grant.

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(nn) “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(oo) “SEC” means the Securities and Exchange Commission.

(pp) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(qq) “Securities Act” means the Securities Act of 1933, as amended.

(rr) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service commences and terminates for all purposes under the Plan.

(ss) “Share” means one share of Common Stock.

(tt) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.

(uu) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(vv) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan and as provided in Section 10.

(ww) “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of Stock Units.

(xx) "Stockholder Approval Date" means the date that the Company's stockholders approve this Plan provided that such approval must occur on or before the first anniversary of the Adoption Date.

(yy) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

(zz) "Termination Date" means the date on which a Participant's Service terminates as determined by the Committee.

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(aaa) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time reassume all powers and authority previously delegated to the Committee.

To the extent required, the Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 of the Exchange Act or Code Section 162(m), that may administer the Plan with respect to Awardees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Awardees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more Officers, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i) determining Awardees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;

(iv) accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan and any Award agreements;

(vi) making all other decisions relating to the operation of the Plan; and

(vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices.

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The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Consultants, Directors and Non-Employee Directors shall be eligible for designation as Awardees by the Committee.

(b) Incentive Stock Options. Only Awardees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Awardee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

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(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in any Award. If performance conditions are included in Awards to Covered Employees that are intended to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals that shall be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 4(e). Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification. With respect to Awards that are intended to qualify as performance-based compensation under Code Section 162(m), the Committee may adjust the evaluation of performance under a Performance Goal (to the extent permitted by Code Section 162(m)) to remove the effects of certain events including but not limited to the following:

(i) asset write-downs or discontinued operations,

(ii) litigation or claim judgments or settlements,

(iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results,

(iv) reorganizations or restructuring programs or divestitures or acquisitions, and

(v) extraordinary non-recurring items as described in applicable accounting principles and/or items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence.

Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the amount of cash, the number of Shares, Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. Awards with performance conditions that are granted to Awardees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m).

(f) Stockholder Rights. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and has been issued the applicable stock certificate by the Company. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 11.

(g) Termination of Service. Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable):

(i) if the Service of a Participant is terminated for Cause, then all Options, SARs, unvested portions of Stock Units and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards);

(ii) if the Service of Participant is terminated for any reason other than for Cause, or other than due to death or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards); or

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(iii) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards). In the event of a termination of an Employee’s Service due to Disability, an unexercised ISO will be treated as an NSO commencing as of one year and one day after such Termination Date.

(h) Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. If upon a Participant’s “separation from service” within the meaning of Code Section 409A, he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s separation from service, or (ii) ten (10) days after the Company receives written notification of the Participant’s death. Any such delayed payments shall be made without interest.

(i) Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or payment of a Cash Award or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(j) Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(k) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(l) Liability of Company. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

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(m) Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(n) References. References to statutory and/or regulatory provisions or definitions will also be deemed to refer to their successor provisions or definitions as applicable.

(o) Director Fees. If the Board affirmatively determines to implement this Section 4(o), then each Non-Employee Director may be awarded either a Restricted Stock Grant or Stock Units in accordance with the terms and conditions contained in this Section 4(o).

(1) Participation Elections. Each Non-Employee Director may elect to receive a Restricted Stock Grant (or Stock Units) under the Plan in lieu of payment of a portion of his or her annual retainer. Such an election may be for any dollar or percentage amount equal to at least 50% of the Non-Employee Director's annual retainer (up to a limit of 100% of the annual retainer of Non-Employee Directors). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board (the "Board Cycle") and such election may need to be made earlier as necessary to comply with Code Section 409A. Any amount of the annual retainer not elected to be received as a Restricted Stock Grant or Stock Units shall be payable in cash in accordance with the Company's standard payment procedures.

(2) Grants of Stock. As soon as reasonably practicable following the commencement of each Board Cycle, each Non-Employee Director who has timely made the election described in Section 4(o)(1) with respect to that Board Cycle shall be granted a number of Shares pursuant to a Restricted Stock Grant (or Stock Units) having a Fair Market Value on the date of grant equal to 100% of the amount of the annual retainer elected to be received as a Restricted Stock Grant (or Stock Units) under Section 4(o)(1) for such Board Cycle, rounded down to the nearest full Share. Such Restricted Stock Grant (or Stock Units) will be evidenced by an executed Restricted Stock Grant Agreement (or Stock Unit Agreement) between the Company and the electing Non-Employee Director. Such Restricted Stock Grant (or Stock Units) will be fully vested at grant.

(3) Other Terms. Shares (or Stock Units) granted under this Section 4(o) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

(p) No Re-Pricing of Options or SARs. Notwithstanding anything to the contrary, outstanding Options or SARs may not be Re-Priced without the approval of Company stockholders.

(q) Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitation. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Sections 5(b) and 11, the aggregate number of Shares reserved for Equity Awards under the Plan shall not exceed 12,000,000 Shares. The aggregate number of Shares that may be issued in connection with ISOs under the Plan shall not exceed 12,000,000 Shares.

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(b) Share Utilization. If Equity Awards are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such Equity Awards shall again become available for Equity Awards under the Plan. If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under Section 5(a) and the balance shall again become available for Equity Awards under the Plan. If a Participant pays the Exercise Price by net exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Equity Award by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall be available for issuance under the Plan and shall not count toward the maximum number of shares that may be issued under the Plan as set forth in Section 5(a). Any Shares that are delivered and any Equity Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Sections 6(e), 8(f), 9(g) or 10(h)) shall not be counted against the Share limits specified in Sections 5(a) and 5(d).

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Equity Awards.

(d) Code Section 162(m) Limits. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Covered Employees, then the limits specified below in this Section 5(d) shall be applicable to Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m).

(i) Share Limit for Equity Awards. No Awardee shall receive Equity Awards during any Fiscal Year in excess of the aggregate amount of 1,000,000 Shares, whether such Equity Awards are in the form of Options, SARs, Restricted Stock Grants and/or Stock Units. The foregoing limit shall be increased to 1,750,000 Shares with respect to Equity Awards granted to an Awardee during the Fiscal Year of the Awardee’s commencement of employment with the Company.

(ii) Dollar Limit for Cash Awards. The maximum aggregate value of Cash Awards that may be received by any one Awardee with respect to any individual Fiscal Year is $1,000,000.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of outstanding options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO Grants to 10-Percent Shareholders) on the date of Grant.

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(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant (and may be for a shorter period of time than ten years). No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events. Notwithstanding the previous sentence, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding Options without approval from the Company's stockholders. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that this Section 7(b) is made applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Cashless Exercise. To the extent that this Section 7(c) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

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(d) Net Exercise. To the extent that this Section 7(d) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through a “net exercise” arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a net exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii).

(e) Other Forms of Payment. To the extent that this Section 7(e) is made applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of outstanding stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant (and may be for a shorter period of time than ten years). No SAR can be exercised after the expiration date specified in the applicable SAR Agreement. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

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(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding SARs without approval from the Company's stockholders. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.

(a) Time, Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Restricted Stock Grant.

(b) Restricted Stock Grant Agreement. Each Grant of a Restricted Stock Grant under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Restricted Stock Grants. Restricted Stock Grants may be issued with or without cash consideration under the Plan.

(d) Vesting Conditions. Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement. A Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(e) Assignment or Transfer of Restricted Stock Grants. Except as provided in Section 14, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Restricted Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Restricted Stock Grant Awards by will or by the laws of descent and distribution.

(f) Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Grant Agreement, however, may require that the holder of such Restricted Stock Grant invest any cash dividends received in additional Shares subject to the Restricted Stock Grant. Such additional Shares subject to the Restricted Stock Grant shall be subject to the same conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

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(g) Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock awards or may accept the cancellation of outstanding stock awards (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Stock Grant.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each Grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11.

(c) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d) Vesting Conditions. Each Grant of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

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(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i) Assignment or Transfer of Stock Units. Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11. ADJUSTMENTS.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i) the maximum aggregate number of Shares specified in Section 5(a);

(ii) the number and kind of securities available for Equity Awards (and which can be issued as ISOs) under Section 5;

(iii) the limits on Equity Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m) under Section 5(d);

(iv) the number and kind of securities covered by each outstanding Equity Award;

(v) the Exercise Price under each outstanding SAR and Option; and

(vi) the number and kind of outstanding securities issued under the Plan.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Equity Award covers additional or different shares of stock or securities, then such additional or different shares and the Equity Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Equity Award and the Shares subject to the Equity Award prior to such adjustment.

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(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of Equity Awards pursuant to Section 12(a), the Committee may in its discretion provide that all Equity Awards shall vest and become exercisable as of immediately before such Change in Control.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant Director or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Equity Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs, Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.

(d) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

SECTION 14. TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

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(b) Share Withholding. The Committee in its discretion may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law) related to an Award through a sale of Shares underlying an Equity Award or, in the case of Options, through a net exercise or Cashless Exercise.

SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, is conditioned upon and subject to the approval of the Company’s stockholders and is effective on the Adoption Date. No settlement of Awards or exercise of Options or SARs may occur before the Stockholder Approval Date. If the Company’s stockholders do not approve the Plan on or before the first anniversary of the Adoption Date, then the Plan shall terminate and be null and void and any Awards granted under the Plan shall be then forfeited without consideration. In any event, the Plan shall terminate no later than on the day before the tenth anniversary of the Adoption Date and may be terminated on any earlier date pursuant to this Section 15. This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Plans or other Company equity compensation plans.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.

SECTION 16. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

NTN BUZZTIME, INC. By: ___________________________ Title: __________________________

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

NTN BUZZTIME, INC.
Annual Meeting of Shareholders
June 5, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Ram Krishnan and Allen Wolff, or either of them, as proxies, each with power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may come before the meeting, all of the shares of Common Stock of NTN Buzztime, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Daylight Savings Time, on June 5, 2015 at the Company's headquarters located at 2231 Rutherford Road, Carlsbad, CA and any adjournment or postponement thereof, hereby revoking any proxies heretofore given.

Continued and to be signed on reverse side

0000243499_2 R1.0.0.51160